Exhibit 10.43

Agreement to Amend

This Agreement to Amend is entered into by and between Global Cash Access, Inc. (“GCA”) and Bank of America, N.A. (“Bank”) as of March 13, 2008.

RECITALS

A.	GCA executed the Treasury Services Terms and Conditions Booklet on October 31, 2007.

B.	GCA and Bank subsequently executed an Amendment to Treasury Services Terms and Conditions Booklet for ATM Cash Services as of December 19, 2007 (the “ATM Cash Services Amendment”).

C.	GCA and Bank desire to make certain amendments to the ATM Cash Services Amendment.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement to Amend and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.	The ATM Cash Services Amendment is hereby amended by deleting “Three Hundred and Sixty Million Dollars ($360,000,000)” in the third paragraph on page 1, and inserting “Four Hundred Ten Million Dollars ($410,000,000)” in its place.

B.	Except as specifically amended herein, the ATM Cash Services Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to Amend to be executed as of the date first set forth above, by its duly authorized officer.

Global Cash Access, Inc.		BANK OF AMERICA, N.A.

By:	/s/	By:	/s/

Name	/s/	Name	/s/

Title:	/s/	Title:	/s/